Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated February 12, 2001, with respect to the financial statements of Avic Technologies, LTD as of and for the year ended December 31, 2000, the period March 4, 1999 (date of incorporation) to December 31, 1999 and the period March 4, 1999 (date of incorporation) to December 31, 2000.

/s/Kingery, Crouse & Hohl, P.A.
KINGERY, CROUSE & HOHL, P.A.

April 3, 2001
Tampa, Florida